                                                            Exhibit 10.23
                                  OFFICE LEASE



     This OFFICE LEASE (the "Lease"), dated as of September 7, 2000 for reference purposes only, is by and between OATES/ALLEGHENY VENTURE I, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY ("Landlord"), AND INSWEB CORPORATION, A DELAWARE CORPORATION ("Tenant").

     1. LEASE OF PREMISES. In consideration of the Rent (as defined at Section
5) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown on the floor plan attached hereto as Exhibit "A" (the "Floor Plan") and further described in Section 2(a). The Premises are located within the Building and Project described in Section 2(b). Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2(k)).

     2. DEFINITIONS. As used in this Lease, the following terms shall have the following meanings:

          (a) PREMISES: That portion of the Building containing APPROXIMATELY 54,456 SQUARE FEET OF RENTABLE AREA AND APPROXIMATELY 48,585 SQUARE FEET OF USABLE AREA (as may be adjusted pursuant to Section 5(a)(i) below), as shown on the Floor Plan, located on the SECOND floor of the Building and known as SUITE 200.

          (b) PROJECT: The building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property") located at 11290 PYRITES WAY, RANCHO CORDOVA, CALIFORNIA 95670, and further described as: ONE (1) TWO STORY FREESTANDING BUILDING CONTAINING A TOTAL RENTABLE AREA OF APPROXIMATELY 104,641 RENTABLE SQUARE FEET. The Project is known as Gold River Corporate Center Phase I.

          (c) RENTABLE AREA: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

          (d) TENANT'S PROPORTIONATE SHARE: Fifty Two Point Zero Four Percent (52.04%). Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time.

          (e) COMMENCEMENT DATE: The Commencement Date shall be determined pursuant to Section 3 below.

          (f) TERM: ONE HUNDRED AND TWENTY TWO (122) MONTHS, (as may be adjusted pursuant to Section 3), commencing on the Commencement Date and expiring at midnight on the Expiration Date which will be established on commencement. The Expiration Date shall be One Hundred Twenty Two (122) months after the Commencement Date (as may be adjusted pursuant to Section 3).

          (g) BASE RENT: Base Rent shall be payable as follows (as may be adjusted pursuant to S ection 5(a)(ii)):

          Months   1 -   2     $0.00
          Months   3 -  30     $80,050.32 per month ($1.47 per Rentable square foot per month)
          Months  31 -  60     $85,495.92 per month ($1.57 per Rentable square foot per month)
          Months  61 -  90     $90,941.52 per month ($1.67 per Rentable square foot per month)
          Months  91 - 122     $96,387.12 per month ($1.77 per Rentable square foot per month)

          (h) SECURITY DEPOSIT (SECTION 8): The Security Deposit shall be cash in the total amount of one million seven hundred thousand dollars ($1,700,000). If the Security Deposit is paid in cash, ten percent (10%) of the Security Deposit will be refunded each year on the anniversary of the Commencement Date. Tenant may

                               Page 1 of 29 Pages

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elect to utilize a letter of credit for a portion of the Security Deposit, in which event, Tenant shall provide Landlord with $75,000 in cash and a letter of credit in the amount of $1,625,000. The principal amount of the letter of credit will be reduced pursuant to Section 42.

          (i) BASE YEAR: 2001

          (j) TENANT'S USE CLAUSE (SECTION 9): Customer Service Center and Administrative Offices. Sales, development, marketing of software and transaction of e-commerce and services directly related thereto.

          (k) COMMON AREAS: The building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right, in Landlord's sole discretion, from time to time:

               (i) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

               (ii)  To regulate or restrict the use of the Common Areas.

               (iii) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

               (iv) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

               (v) To add additional buildings and improvements to the Common Areas;

               (vi) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

               (vii) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

          (l) PARKING (SECTION 32): Tenant shall be permitted to park up to 210 cars on a non-exclusive basis in the area(s) designated by Landlord for parking.

          (m) BROKER(S):

              Landlord's: BUZZ OATES REAL ESTATE

              Tenant's:   BT COMMERCIAL REAL ESTATE AND CB RICHARD ELLIS

          (n) LANDLORD'S MAILING ADDRESS:    Oates/Allegheny Venture I, LLC
                                             c/o A & A Properties, Inc.
                                             8615 Elder Creek Road
                                             Sacramento, CA 95828
                                             Attention: Stacy Santin
                                             (916) 381-3843 (phone)
                                             (916) 381-8671 (facsimile)


                               Page 2 of 29 Pages

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          (o) TENANT'S MAILING ADDRESS:   INSWEB Corporation
                                          901 Marshall Street
                                          Redwood City, California 94063
                                          Attention:  General Counsel
                                          (650) 298-9100 (phone)
                                          (650) 817-0352 (facsimile)

     3. TERM. The term of this Lease shall commence on the Commencement Date and shall run for one hundred twenty two (122) months, provided, that the Term shall be reduced by the number of days of free rent reduced from Tenant's agreed upon two (2) months of free rent pursuant to Sections 5(a)(ii)(1) below, in order to ensure that Tenant pays rent for one hundred twenty (120) months during the Term. The "Commencement Date" shall mean the earlier to occur of the following dates: (i) the day upon which Tenant takes possession of the Premises; or (ii) the day upon which the Leasehold Improvements have been Substantially Completed (as that term is defined below), except in the event completion of the Leasehold Improvements is delayed by reason of any Tenant Delay enumerated in Paragraph 6 of the Work Letter Agreement attached hereto as Exhibit "B" (the "Work Letter Agreement"), in which event the Commencement Date shall be deemed to have occurred as of the day that Landlord would have Substantially Completed the Leasehold Improvements but for such delay. Thus, the Commencement Date shall not be delayed by a Tenant Delay. If requested by Landlord, Tenant shall execute an amendment to this Lease memorializing the Commencement Date once such date has occurred. The Leasehold Improvements shall be deemed to be "Substantially Completed" when they have been completed in accordance with the Tenant Working Drawings referenced in the Work Letter Agreement except for punch list items, which shall be completed in accordance with Paragraph 7 of the Work Letter Agreement, as evidenced by the issuance of a Certificate of Occupancy or Temporary Certificate of Occupancy for the Premises. (The foregoing definition of Substantially Completed shall also define the terms "Substantial Completion" and "Substantially Complete.")

     4. DELIVERY OF POSSESSION. Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant forty-five (45) days following the execution of the Lease (the "Estimated Commencement Date"). If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Estimated Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, but in such case, Tenant shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease until the Commencement Date.

     5. RENT.

          (a) PAYMENT OF BASE RENT.

               (i) Tenant agrees to pay the Base Rent for the Premises as shown in Section 2.g above. Base Rent, however, shall be calculated based upon the Rentable square feet within the Premises, determined in accordance with the following: within sixty (60) days after completion of construction of the Premises, Landlord's architect shall calculate the Rentable Area and Useable Area of the Premises by application of the standard method for measuring floor area in office buildings (ANSI/BOMA 265.1, 1996). Such architect shall notify Landlord and Tenant of the results of such calculation and the Lease shall be amended to reflect the actual Rentable Area and Useable Area of the Premises and the resulting changes in Base Rent. In the event that one or more rental payments become due prior to determination of Rentable Area of the Premises pursuant to the above procedures, Tenant shall pay Base Rent based upon the schedule stated above. Upon final determination of Rentable Area of the Premises, the estimated Base Rent paid by Tenant shall be compared to the actual Base Rent due for such period and, within thirty (30) days, Tenant shall pay Landlord any deficiency or Landlord shall credit any excess payment against Tenant's next installment of Base Rent. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

               (ii) Except to the extent that any delay in the Substantial Completion of the Leasehold Improvements is caused by a Tenant Delay enumerated in Paragraph 6 of the Work Letter Agreement,

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the Base Rent as set forth herein above shall be adjusted as follows:

                    (1) If the Leasehold Improvements are Substantially Completed before the Estimated Commencement Date, then Base Rent shall be adjusted as follows: Tenant shall receive sixty (60) days of free rent, minus one day of free rent for each day before the Estimated Commencement Date on which the Leasehold Improvements are Substantially Complete.

                    (2) If the Leasehold Improvements are Substantially Completed on or after the Estimated Commencement Date, then Base Rent shall be adjusted as follows: Tenant shall receive sixty (60) days of free rent.

          (b) PROJECT OPERATING COSTS.

               (i) In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

               (ii) If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this
Section 5(b)(ii).

                    (1) The term "Project Operating Costs" shall mean all direct costs and expenses incurred by Landlord for the ownership, operation, repair, maintenance, replacement, and insurance of the Building and Project including, without limitation, all those items described in the following subparagraphs (A) and (B).

                         (A) All taxes, assessments, and other similar
governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or Federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term, the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least ninety-five percent (95%) of the Rentable Area occupied, then the "taxes" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were completed and at least ninety-five percent (95%) occupied.

                         (B) Operating costs incurred by Landlord in
maintaining and operating the Building and Project, including without limitation the following: costs of (1) utilities, including, without limitation, water, electricity, gas, heating, lighting, sewer, fire system utilities, elevator utilities, storm, drainage, waste disposal; (2) supplies,
(3) insurance (including public liability, property damage, earthquake, and fire and flood, loss of rents and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project; (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected

                               Page 4 of 29 Pages

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with the operation, maintenance, repair or overhaul of the Building or
Project, and equipment, improvements and facilities located within the Project including without limitation engineers, janitors, painters, floor waxers, window washers, security (if any, it being agreed that Landlord has no obligation to provide security service to the building) and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's office); (8) rental expenses for (or a reasonable, depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (10) amortization of capital expenses (including financing costs) (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs; and (11) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project. If at any time during the Term, less than ninety-five percent (95%) of the Rentable Area of the Project is occupied, the "operating costs" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the operating costs which would have been incurred if the Project had been at least ninety-five percent (95%) occupied.

     Notwithstanding the foregoing, the costs and expenses relating to ownership, maintenance and operation of the Premises shall not include the following: the cost of removing any violation of any present laws, ordinances, orders, rules, regulations or requirements of federal, state, municipal and other governmental bodies having jurisdiction over the Property; the cost of tenant installations, and decorations incurred in connection with preparing space for a new tenant (including Tenant); salaries of personnel above the level of building manager; any cost for which Landlord is reimbursed by a tenant in the Building; any cost for which Landlord is reimbursed by insurance proceeds; any costs incurred by Landlord as a result of the employment of entities affiliated with Landlord in excess of the cost Landlord would have incurred had unaffiliated entities been employed by Landlord; and costs incurred in connection with the transfer or other disposition of the Building and/or the Property (not including any increase in any taxes due to such transfer).

                         (C) If the Lease shall terminate or the lease Term
shall expire before the amount of any credit due to Tenant for Reimbursable Expenses shall be expended, Landlord shall promptly reimburse such amount to Tenant.

                    (2) Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

                         (A) Beginning with the calendar year following the
Base Year and for each calendar year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs Incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

                         (B) To provide for current payments of Excess
Expenses, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

                               Page 5 of 29 Pages

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                         (C) On or before April 1 of each Comparison Year
after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year ("Expense Statement"). If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5(b)(ii)(2)(C) shall survive the Expiration Date.

                         (D) Tenant's Proportionate Share of Excess Expenses
in any Comparison Year having less than 365 days shall be appropriately prorated.

                         (E) For a period of six (6) months after receipt of
an Expense Statement, Tenant shall be entitled, upon thirty (30) days prior written notice and during normal business hours, at the office of the Building's property manager or such other place as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Excess Expenses for the immediately preceding calendar year. Failure of Tenant to request such inspection within such six (6) month period shall render such Expense Statement conclusive and binding on Tenant. If after such inspection Tenant still disputes the amount of the Excess Expenses charged by Landlord, Tenant may, by written request to Landlord, request a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive provided that such certified public accountant is independent of Landlord, and Landlord's fees to such accountant do not exceed 5% of such accountant's annual gross revenue. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than ten percent (10%).

          (c) DEFINITION OF RENT. All costs and expenses, which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is referred to herein as the "Rent"). The Rent shall be paid to the building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

          (d) RENT CONTROL. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

          (e) TAXES PAYABLE BY TENANT. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge

                               Page 6 of 29 Pages

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upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful. Notwithstanding the foregoing, "taxes" shall not include any franchise, excise, corporate, succession, capital, or levy tax imposed on Landlord, or any income, profit or revenue tax upon the income or receipts of Landlord, or any other tax, charge or levy (excluding any rental tax or sales tax which is payable to Tenant) upon the Base Rent and/or the Additional Rent reserved under the Lease or any tax, charge or levy not commonly deemed to be a real estate tax.

     6. TENANT'S OPTIONS TO RENEW AND EXPAND.

          (a) OPTION TO RENEW. Tenant shall have an option to renew the term of the Lease, as follows:

               (i) GRANT OF OPTION. Landlord hereby grants to Tenant two (2) renewal options for terms of five (5) years each (the "Renewal Options"). During the term of the Renewal Options, all provisions of this Lease applicable to the initial term of this Lease term shall apply, except (a) the amount of Base Rent shall be the then current "Fair Market Rent" for the Premises, as determined pursuant to Section 6(d) below and (b) Tenant shall increase its Security Deposit to an amount equal to the first monthly installment of Base Rent payable during the term of the Renewal Option. Notwithstanding anything to the contrary contained herein, the Renewal Options are rights personal to Tenant and may not be transferred to any successors or assigns of Tenant without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion.

               (ii) EXERCISE OF OPTION. Provided that Tenant is not in default under the Lease (beyond any applicable cure period), in which case Tenant shall have no right to exercise the Renewal Options, each Renewal Option shall be exercised by Tenant's delivery to Landlord of a written notice of Tenant's intention to exercise such Renewal Option, delivered not later than one hundred eighty (180) days prior to the expiration of the then-current term of the Lease (the "Notice of Exercise"). The failure of Tenant to exercise the Renewal Options as required by this Subsection 6(a)(ii) shall constitute Tenant's election to terminate this Lease at the end of the then-current term of the Lease, and Landlord's acceptance of any Rent subsequent to the expiration of such Lease term shall not constitute a waiver by Landlord of the requirement that Tenant timely exercise the Renewal Option in writing.

          (b) OPTION TO EXPAND. Tenant shall have a right to expand the Premises, as follows:

               (i) GRANT OF EXPANSION RIGHT. Landlord hereby grants to Tenant a right to expand the Premises ("Tenant's Expansion Right") into the entire space on the first (1st) floor of the Building as shown on the Site Plan (the "Available Space"), as follows: at any time during the Lease term when the Available Space is not then the subject of a lease to another tenant, Tenant shall have the right to lease the Available Space on the same terms and conditions as this Lease, provided, however, that (a) the Base Rent for the Available Space shall be the Fair Market Rent; (b) Tenant shall increase its Security Deposit by an amount equal to the additional tenant improvement costs and leasing commissions payable by Landlord in connection with Tenant's lease of the Available Space; and (c) Landlord's responsibility for tenant improvements shall be (i) reduced pro rata (in comparison to the final cost of the Leasehold Improvements paid for by Landlord in accordance with the Work Letter Agreement) based on the month in which Tenant's Expansion Right is exercised (for example, if Tenant's Expansion Right is exercised during the thirty-sixth month of the Lease, then Landlord's obligation for Leasehold Improvements would be calculated as follows: $25.00 per usable square foot of such additional space multiplied by 36/120ths); and (ii) if the Available Space has been previously leased to another tenant and has already been improved with tenant improvements, then there shall be no allowance for tenant improvements, and the Available Space shall be taken on an "as is" basis. If at any time during this Lease, the Available Space is leased to another tenant and the lease to such other tenant terminates, Landlord shall deliver notice to Tenant of such lease termination within ten (10) business days thereof ("Landlord's Space Availability Notice"). Tenant's Expansion Right shall terminate with respect to any portion of the Available Space subject to a "Landlord's Offer Notice and/or an "Offer" (as such terms are defined below), such termination shall be effective at and as of the date of Tenant's receipt of either a Landlord's Offer Notice and/or an Offer.

                               Page 7 of 29 Pages

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               (ii)  EXERCISE OF TENANT'S EXPANSION RIGHT. Provided that
Tenant is not in default under the Lease (beyond any applicable cure period), in which case Tenant shall have no right to exercise Tenant's Expansion Right, Tenant's Expansion Right shall be exercised by Tenant's delivery to Landlord of written notice ("Tenant's Notice") at any time during the Term of this Lease, provided that in the event that Landlord has delivered Landlord's Availability Notice to Tenant, then Tenant shall deliver Tenant's Notice to Landlord within five (5) business days of Tenant's receipt of Landlord's Availability Notice to Tenant. Tenant's Notice shall state that Tenant desires to lease all of the Available Space (or such portion of the Available Space which is not then leased to another tenant), under the terms and conditions of this Lease, except that: (i) Base Rent and other payments by Tenant hereunder as applied to the Available Space, shall be at Fair Market Rent; (ii) Tenant's Security Deposit shall be increased by an amount equal to the additional tenant improvement costs and leasing commissions payable by Landlord in connection with Tenant's lease of the Available Space; (iii) Tenant shall receive a tenant improvement allowance to be calculated in the manner provided in Section 6(b)(i) above; and (iv) the length of the Term which shall be applicable to such Available Space shall be the number of months then remaining in the initial Term of this Lease, provided, however, that Tenant's Notice shall also constitute Tenant's Notice of Exercise of its initial Renewal Option pursuant to Subsection 6(a) above and the Term for the Premises and the Available Space shall be the number of months remaining in the initial Term plus the term of the Renewal Option if either of the following applies: (A) the Available Space offered to Tenant contains twenty thousand (20,000) square feet of useable area or more, and as of the date of Tenant's Notice, less than thirty-six (36) months remains in the initial Lease Term, or (B) the Available Space offered to Tenant contains less than twenty thousand (20,000) square feet of useable area, and as of the date of Tenant's Notice, less than eighteen (18) months remains in the initial Lease Term. Tenant's failure to provide the Tenant's Notice within the initial Lease Term shall be conclusively deemed Tenant's election not to exercise Tenant's Expansion Right as to the available Space. Subject to the provisions of Section 6(c) below, Landlord shall be free to enter into a lease or leases with other tenants for the Available Space during the initial Lease Term.

               (iii) DOCUMENTATION OF TENANT'S EXPANSION RIGHT. Within a reasonable period of time, not to exceed thirty (30) days after the effective date of Tenant's Notice, the parties shall execute (i) an addendum to this Lease confirming the terms and conditions upon which the Available Space shall be leased to Tenant, including, without limitation, the date upon which Tenant's occupancy of such space shall commence (the "Tenant's Expansion Right Commencement Date"), the new amount of the Rentable Area (with the addition of the rentable square footage in the Available Space , the new amount for the monthly installment of Base Rent (which shall be reflective of the new number for the Rentable Area) and the new amount of Tenant's Security Deposit, and (ii) a Work Letter Agreement in the form of Exhibit B, covering Leasehold Improvements to be performed in such space. Tenant's Expansion Right Commencement Date shall be the earlier to occur of (i) Tenant's actual conduct of business in the Available Space, or (ii) five (5) days following Substantial Completion, as determined in accordance with the Work Letter Agreement executed by the parties in connection with such space. Tenant's obligation for payment of Rent applicable to the Available Space shall begin on Tenant's Expansion Right Commencement Date; provided that such obligation shall be moved forward by the number of days, if any, by which Tenant delays Substantial Completion as determined by such Work Letter Agreement.

          (c) RIGHT OF FIRST REFUSAL. Tenant shall have a right of First Refusal with respect to the Available Space, as follows:

               (i) GRANT OF RIGHT OF REFUSAL. Landlord hereby grants to Tenant a one-time right of first refusal to lease ("Tenant's Right of Refusal") the Available Space, as follows: Tenant shall have a one-time right to lease the Available Space on the terms of any unaffiliated third party offer that Landlord is willing to accept (not including lease renewals by existing tenants); provided, however, that Landlord's responsibility for tenant improvements, if any, shall be determined as provided in Paragraph 6(b)(i) above.

               (ii) EXERCISE OF TENANT'S RIGHT OF REFUSAL. Landlord hereby agrees that, throughout the term hereof, Landlord shall provide Tenant written notice ("Landlord's Offer Notice") as soon as reasonably possible after Landlord has received a bona fide offer for the lease of all or any portion of the Available Space, which offer Landlord in good faith intends to accept, and describing the portion of the Available Space covered by such offer (an "Offer"). In such event, provided that Tenant is not in default under the Lease (beyond any

                               Page 8 of 29 Pages
applicable cure period), in which case Tenant shall have no right to exercise Tenant's Right of Refusal, Tenant's Right of Refusal shall be exercised by Tenant's delivery to Landlord, within five (5) business days following the effective date of Landlord's Offer Notice pursuant to the terms hereof ("Tenant's Acceptance Notice"), stating that Tenant agrees to lease the portion of the Available Space covered by Landlord's Offer Notice, under the terms and conditions of this Lease, except that (i) the rate for Base Rent shall be the rate set forth in the third party offer; (ii) Landlord's responsibility to pay for Leasehold Improvements for such space shall be determined as provided in Paragraph 6(b)(i) above; (iii) Tenant's Security Deposit shall be increased by an amount equal to the additional tenant improvement costs and leasing commissions payable by Landlord in connection with Tenant's lease of the Available Space; and (iv) the length of the Term which shall be applicable to the Premises and the Available Space shall be the longer of (a) the lease term described in the third party offer, or (b) the number of months then remaining in the then applicable Term of this Lease, provided, however, that Tenant's Acceptance Notice shall also constitute Tenant's Notice of Exercise of its initial Renewal Option pursuant to Subsection 6(a) above and the Term for the Premises and the Available Space shall be the number of months remaining in the initial Lease term plus the term of the Renewal Option if either of the following applies: (A) the Available Space described in Landlord's Offer Notice contains twenty thousand (20,000) square feet of useable area or more, and as of the date of Landlord's Offer Notice, less thirty-six (36) months remains in the initial Lease Term, or (B) the Available Space described in Landlord's Offer Notice contains less than twenty thousand (20,000) square feet of useable area, and as of the date of Landlord's Offer Notice, less than eighteen (18) months remains in the initial Lease Term. Tenant's failure to provide the Tenant's Acceptance Notice within such five (5) business day period shall be conclusively deemed Tenant's election not to exercise Tenant's Right of Refusal as to the Available Space covered by Landlord's Offer Notice, and Landlord shall be free to enter into a lease or leases with other tenants for such Available Space. Tenant shall be obligated to exercise Tenant's Right of Refusal as to all of the Available Space covered by Landlord's Offer Notice.

               (iii) DOCUMENTATION OF TENANT'S RIGHT OF REFUSAL. Within a reasonable period of time, not to exceed thirty (30) days after the effective date of Tenant's Acceptance Notice, the parties shall execute (i) an addendum to this Lease confirming the terms and conditions upon which the Available Space shall be leased to Tenant, including, without limitation, the date upon which Tenant's occupancy of such space shall commence (the "Tenant's Right of Refusal Commencement Date"), the Rentable Area (with the addition of the square footage in the Available Space then the subject of the Offer), the new amount for the monthly installment of Base Rent (which shall be reflective of the new number for the Rentable Area), and (ii) a Work Letter Agreement in the form of Exhibit B, covering Leasehold Improvements to be performed in such space; provided, however, that the failure of either party to execute such addendum shall not affect the effectiveness of Tenant's exercise of the Right of Refusal and the matters provided for herein as long as both parties execute such addendum within thirty (30) days of Tenant's receipt of Landlord's addendum. Tenant's Right of First Refusal Commencement Date shall be the earlier to occur of (i) Tenant's actual conduct of business in the Available Space, or (ii) five (5) days following Substantial Completion, as determined in accordance with the Work Letter Agreement executed by the parties in connection with such space. Tenant's obligation for payment of Rent for the Available Space shall begin on Tenant's Right of Refusal Commencement Date; provided that such obligation shall be moved forward by the number of days, if any, by which Tenant delays Substantial Completion as determined by such Work Letter Agreement.

          (d) For purposes of this Section 6, "Fair Market Rent" shall be determined as follows, but in no event shall it be less than the Base Rent then being paid by Tenant for the Premises under the terms of this Lease.

               (i) FAIR MARKET RENT DEFINED. As used herein, Fair Market Rent shall mean the annual amount per square foot that a willing comparable entity, non-renewal, non-expiration new tenant would pay and a willing, comparable Landlord of a similar class building which is situated in the Rancho Cordova area of Sacramento, California, would accept at arm's length, giving appropriate consideration to annual rent rate per square foot, types of escalation clauses, the tenant's utility requirements, abatement provisions reflecting free rent and/or no rent during a lease term, brokerage commissions, if any, length of lease term, size and location of premises, building standard work letter and/or tenant improvement allowances, and other generally applicable terms and conditions of tenancy.

               (ii) PROCEDURE FOR DETERMINING FAIR MARKET RENT.

                               Page 9 of 29 Pages

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                            (a) The Fair Market Rent shall be determined by
Landlord and Tenant within thirty (30) days after Landlord receives Tenant's Notice. If the parties are unable to agree on such Rent, they shall select an appraiser within ten (10) days after the expiration of such thirty (30) days following Tenant's Notice. If they are unable to select a single appraiser, each party shall select its own appraiser within ten (10) days thereafter, and the two (2) appraisers shall meet promptly and attempt to determine the Fair Market Rent. If the two (2) appraisers are unable to agree, within thirty (30) days after their selection, on a Fair Market Rent that varies less than five percent (5%) (as among the two (2) appraisers), the two (2) appraisers shall select a third (3rd) appraiser within ten (10) days following expiration of the thirty (30) days. The third (3rd) appraiser shall in all events be a person who has not previously acted in any capacity for either Landlord or Tenant. If the two (2) appraisers are unable to agree on a third (3rd) appraiser (or if either party should within the time specified fail to appoint its appraiser), then either party, upon written application with ten (10) days' prior written notice to the other, may request such appointment be made by the then presiding judge of the Superior Court of the County of Sacramento acting pursuant to Code of Civil Procedure Section 1281.6.

                            (b) The determination of a majority of the
appraisers shall be binding upon the parties and shall be made not later than thirty (30) days following selection of the third (3rd) appraiser. If a majority of the appraisers are unable to set the Fair Market Rent within the stipulated period of time, the three (3) appraisals shall be added together and their totals divided by three (3); the resulting quotient shall be such Rent. If, however, the low appraisal and/or the high appraisal are/is more than five percent (5%) lower and/or higher than the middle appraisal, the low and/or high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Fair Market Rent. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall be the Fair Market Rent. Each party shall bear the cost of the appraisers selected by it; the expenses of the third (3rd) appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

               (iii) QUALIFICATIONS OF APPRAISER. Any person selected as an appraiser under this Section 6 shall be a member in good standing of the American Institute of Real Estate Appraisers or successor organizations and shall have had at least five (5) years experience in appraising commercial real estate similar to the Building in the same general location.

     7. INTEREST AND LATE CHARGES. If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

     8. SECURITY DEPOSIT.

          (a) Tenant shall deposit with Landlord the Security Deposit set forth at Section 2.h above, within five (5) business days of the full execution of this Lease, as security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

                               Page 10 of 29 Pages

          (b) If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use the Security Deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount previously deposited; Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Section 28 hereof. Within thirty (30) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver the Security Deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

      9. TENANT'S USE OF THE PREMISES. Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall have 24-hour access, 7 days a week to the Premises. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Landlord represents and warrants to Tenant that the Certificate of Occupancy issued for the Building, any declaration of restrictions affecting the Property and the zoning ordinances applicable to the Property permit the Premises to be used for the Tenant's Use. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. The parties agree that this Lease is subject to the effect of (i) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record; (ii) any zoning laws, environmental impact report mitigation monitoring plan, or planned unit development guidelines of the city, county and state where the Building is situated; and (iii) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant, will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Property (hereinafter the "restrictions"). This Lease is subordinate to the restrictions and any amendments or modifications thereto.

      10. SERVICES AND UTILITIES. Landlord shall furnish all normal services and utilities such as elevator service (if required), lighting replacement for building standard lights, restroom supplies, window washing, janitorial services, heating, ventilation and air conditioning ("HVAC") maintenance, landscape maintenance, parking lot sweeping, pest control services, and fire alarm monitoring (if installed and required) in a manner that such services are customarily furnished to comparable office buildings in the area. Landlord shall also provide water, sewer, electric, gas and trash removal services to the building as required.

                               Page 11 of 29 Pages

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     Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for normal desk top office equipment and normal copying equipment, and "HVAC" as required in Landlord's judgment for the comfortable use and occupancy of the Premises. The normally recognized business hours for the Building are as follows: 7:00 am to 6:00 p.m. Monday through Friday (except Holidays), and 8:00 am to 1:00 p.m. on Saturdays. If Tenant desires HVAC at any other time, Tenant may override the HVAC system for additional heating and cooling outside of the normal business hours. Such additional HVAC usage shall be electronically monitored, and Tenant shall pay Landlord's charges therefor on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

     Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Notwithstanding the foregoing, Landlord hereby consents to the installation and use of dedicated HVAC which uses 220 volts in Tenant's data processing room portions of which shall be installed on the roof, provided that such installation complies with all applicable laws and regulations, including, without limitation, any requirement that such HVAC facility be screened from sight at street level. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises.

     Landlord shall use its commercially reasonable efforts to have installed a separate meter or other measuring device which will measure the amount of electricity consumed at the Premises. The installation of such metering/measuring device will be included as part of the Work to be completed in the Premises by Landlord under the Work Letter Agreement. Tenant shall promptly pay to the applicable public utility all charges for such electric current consumed as shown by said metering/measuring device. In the event electricity to the Premises is separately measured/metered and paid by Tenant to the applicable public utility, Tenant shall receive a credit against Base Rent, in the amount of fifteen cents ($.15) per square foot of Useable Area of the Premises per month. If a separate electricity meter for the Premises is not installed, then Tenant shall reimburse Landlord for the cost of all electricity furnished to the Premises which is in excess of fifteen cents ($.15) per square foot of Useable Area of the Premises per month. If a separate electricity meter for the Premises is not installed, Landlord will determine the amount of such excess use by any reasonable means, and such determination shall be conclusive on all parties. Tenant shall remit payment for such charges within ten (10) days of receipt of Landlord's invoice therefor. Nothing contained in the foregoing shall relieve Tenant from its responsibility for payment of its pro rata share of the cost of electricity attributable to the Common Area and its pro rata share of the cost of all other utilities supplied to the Building.

     11. CONDITION OF THE PREMISES. Landlord hereby represents and warrants to Tenant that, as of the date of Tenant's taking possession thereof: (a) the Premises and the Building are in good order and satisfactory condition, except for the matters on the punch list pursuant to Section 7 of the Work Letter Agreement, (b) the Premises and the Building are in compliance with all then-applicable law, and (c) all taxes, assessments, and other similar governmental charges levied on or attributable to the Building have been paid current. Tenant hereby acknowledges that Landlord has not made any representation or warranty with respect to the suitability or fitness of the Premises or the Building for the conduct of Tenant's Use or for any other purpose. No promise of Landlord to

                               Page 12 of 29 Pages

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alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate Exhibit or addendum, attached hereto, signed by Landlord and Tenant.

     Landlord hereby represents and warrants to Tenant, that to the current knowledge of Landlord as of the date Landlord executes this Lease (defined as the actual current knowledge of Marvin L. Oates and/or Kevin Ramos, excluding constructive knowledge or duty of inquiry), except as disclosed to Tenant in
Section 49 below, there is not any contamination, hazardous waste, or toxic substance in existence on or below the surface of the Property. Tenant acknowledges that Landlord has made disclosures regarding the environmental condition of the Property in Section 50 below, and that Tenant has reviewed such disclosures and is satisfied with the environmental condition of the Property. Notwithstanding the foregoing provisions of this Section 11, Landlord shall indemnify, defend and hold Tenant and each of Tenant's partners, shareholders, officers, directors, affiliates, successors and assigns free and harmless from any and all actions (including without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages, consultants', reasonable attorney's and experts' fees, court costs and amounts paid in settlement of any claims or actions, fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources) liabilities or losses (excluding consequential damages) arising from the presence of the environmental contamination or hazardous materials on the Property which are described in Section 50 below. Tenant acknowledges and agrees that nothing in this Section 11 relieves Tenant from its obligations under Section 22(a), which obligations include, without limitation, that Tenant shall be liable for any releases of any hazardous materials resulting from Tenant's operations of its business or occupancy of the Premises.

     12. CONSTRUCTION, REPAIRS AND MAINTENANCE.

          (a) LANDLORD'S OBLIGATIONS.

               (i) Landlord shall construct the completed Building shell, and the Leasehold Improvements to the Premises as described in the Work Letter Agreement, all in full compliance with all applicable law including, but not limited to, the Americans with Disabilities Act of 1990 and all regulations issued thereunder.

               (ii) Subject to reimbursement in accordance with Section 5(b), equipment (except as otherwise provided herein), Landlord shall maintain, repair, and replace as necessary the plumbing, heating, ventilating and air conditioning, lighting and other electrical and mechanical equipment, sprinkler system, elevators, and glass (unless broken or damaged due to the gross negligence or willful misconduct of Tenant) within the Property, and make all other repairs or replacements to the Property which Tenant is not hereby required to make. Landlord shall maintain, repair and replace as necessary the exterior of the Building, including the roof, exterior walls, foundation, drains, downspouts, and gutters. Landlord shall maintain, repair, and replace as necessary the driveways, sidewalks, parking areas, lighting, landscaping and fencing located outside of and serving the Building. Landlord's obligations regarding any heating, ventilation and air conditioning ("HVAC") and electrical systems shall be limited to the Building's standard central HVAC and electrical systems, and Landlord shall have no obligation to maintain or repair any HVAC or electrical system that has been installed to accommodate Tenant's specific use of the Premises including, without limitation, any HVAC units which control the temperature in Tenant's computer server room (provided, however, that any contractor retained by Tenant to maintain or repair any such HVAC or electrical system shall be subject to Landlord's reasonable approval). Landlord shall not be obligated to service, maintain, repair or replace any system or improvement in the Premises that has not been installed by Landlord at Landlord's expense, or which is a specialized improvement requiring additional or extraordinary maintenance or repair (by way of example only, if the standard premises in the Building contain fluorescent light fixtures, Landlord's obligation shall be limited to the replacement of Building standard fluorescent light tubes, irrespective of any incandescent fixtures that may have been installed in the Premises at Tenant's expense). Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by

                               Page 13 of 29 Pages

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reason of Landlord's failure to furnish, or an interruption in, any services or utilities (including, without limitation, any interruption in telephone service caused by a failure of the Cabling) when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character or for any other causes except to the extent such interruption or failure is caused by Landlord's grossly negligent act or omission or willful misconduct. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the interruption or failure of any services or utilities to be provided under this Lease, except to the extent such interruption or failure is caused by Landlord's grossly negligent act or omission or willful misconduct.

          (b) TENANT'S OBLIGATIONS.

               (iii) Tenant shall exercise good judgment in their use of the premises and common areas so as to not damage the property or cause unnecessary wear and tear. Tenant shall be financially responsible for all maintenance and repairs caused by the gross negligence or willful misconduct of itself, its employees, vendors, and invitees.

               (iv) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Section 14) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) the gross negligence or willful misconduct of Tenant, its agents, contractors, employees or invitees. Tenant shall maintain a service contract under which a qualified contractor reasonably acceptable to Landlord shall provide quarterly maintenance and service to Tenant's dedicated HVAC which uses 220 volts in Tenant's data processing room. Tenant shall complete all repairs in full compliance with all applicable laws including, but not limited to, the Americans with Disabilities Act of 1990 and all regulations issued thereunder.

               (v) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

          (c) COMPLIANCE WITH LAW. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance and repair obligations as set forth herein.

          (d) WAIVER BY TENANT. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

          (e) LOAD AND EQUIPMENT LIMITS. Tenant shall not place a load upon any floor of the Premises, which exceeds the load per square foot, which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

          (f) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or

                               Page 14 of 29 Pages
changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

          (g) Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

          (h) Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section 14b shall be repaired by Tenant at Tenant's expense.

     13. ALTERATIONS AND ADDITIONS.

          (a) Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, which approval shall not be unreasonably withheld and such work shall be diligently prosecuted to completion. Landlord may withhold its approval of any alteration, addition, or improvement that requires work which does not comply with any applicable laws (including, without limitation, the Americans with Disabilities Act of 1990 and all regulations issued thereunder) or requires other alterations, additions, or improvements of the Premises or common areas in order to comply with applicable laws. Tenant shall pay Landlord all reasonable costs incurred by Landlord in connection with the proposed alterations, including, but not limited to a payment of 15% of the costs associated with the completion of such alterations, which cost shall include architectural and engineering and similar fees and all costs associated with the construction of the space as charged by the contractor(s) who performs the alterations. This payment is for the coordination and day-to-day supervision performed by Landlord's staff in connection with the alterations. Notwithstanding any other provision herein, Landlord shall only charge Tenant a fee in the amount of One Thousand Dollars ($1,000) if Landlord's actions with respect to the alterations are limited to Landlord's approval of the alterations based solely on Landlord's internal review of Tenant's request for the alterations. At Landlord's option and prior to the commencement of the alterations, Tenant shall deposit with Landlord the estimated cost of the foregoing fees, it being agreed that any surplus shall be returned to Tenant following the completion of the alterations in compliance with this Section. Landlord may, at Landlord's option, require that any such work be performed by Landlord's contractor, in which case the cost of such work shall be paid for before commencement of the work.

          (b) Tenant shall pay the costs of any work done on the Premises pursuant to Section 13a, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

          (c) Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

                               Page 15 of 29 Pages

          (d) Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this 13c shall relieve Tenant of its obligation under 13b to keep the Premises, Building and Project free of all liens.

          (e) Unless their removal is required by Landlord as provided in
Section 13a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 14b.

     14. LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

          (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold
Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 14b.

          (b) All movable partitions, business and trade fixtures, machinery and communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other sections of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

     15. RULES AND REGULATIONS. Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "C" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

     16. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person, or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant's use or possession of the
Premises:

          (a) To name the Building and Project and to change the name or street address of the Building or Project;

          (b) To install and maintain all signs on the exterior and interior of the Building and Project;

          (c) To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

          (d) At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

          (e) To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or

                               Page 16 of 29 Pages
desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authorities. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

     17. ASSIGNMENT AND SUBLETTING. No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this
Section 17.

          (a) Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

          (b) If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

               (i) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

               (ii) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

               (iii) No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

               (iv) No assignee or subtenant shall have a further right to assign or sublet except on the terms herein contained; and

               (v) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees or other commercially reasonable costs or expenses payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

          (c) Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or subtenant assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Section 9 remains unchanged.

                               Page 17 of 29 Pages

          (d) No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision herein. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or subletting or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

          (e) If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100 Dollars ($150.00) plus any attorneys' fees reasonably incurred by Landlord in connection with such act or request.

     18. HOLDING OVER. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Tenant holds over in violation of this Paragraph 18 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to one hundred ten percent (110%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.

     19. SURRENDER OF PREMISES.

          (a) Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

          (b) If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

     20. DESTRUCTION OR DAMAGE.

          (a) If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements of other casualty, Landlord shall, subject to the provisions of this Section, promptly repair the damage, if such repairs can, in Landlord's commercially reasonable opinion, be completed within (90) ninety days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the gross negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 20d.

          (b) If in Landlord's commercially reasonable opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 20a. If Landlord does not so elect to make such repairs, this Lease shall terminate as to the date of such fire or other casualty.

                               Page 18 of 29 Pages

          (c) If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's commercially reasonable opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 20a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

          (d) If the Premises are to be repaired under this Section, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

          (e) This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

     21. EMINENT DOMAIN.

          (a) If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

          (b) In the event of any taking, partial or whole, all of the proceeds of any lawful judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its rights, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

          (c) In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work, Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

     22. INDEMNIFICATION.

          (a) TENANT'S INDEMNIFICATION: Except for Landlord's gross negligence or intentional misconduct, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims arising out of or related to Tenant's use or occupancy of the Premises, or arising out of or related to the conduct of Tenant's business or arising out of or related to any activity, work or things done, or permitted by Tenant, or its employees contractors or agents, in or about the Premises and shall further indemnify and hold harmless Landlord from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in the defense of any such claim or any

                               Page 19 of 29 Pages
action or proceeding brought thereon. If Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs and reasonable attorney's fees incurred by such litigation.

          (b) LANDLORD'S INDEMNIFICATION: Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims arising out of any activity, work or things done, or permitted by Landlord in or about the Common Areas of the Building or the Common Areas of the Project and shall further indemnify and hold harmless Tenant from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Either party shall retain the right to reject defense counsel appointed by the other party or its agents, and to appoint other counsel, if such party believes that such counsel as appointed by the other party or its agents will not adequately represent their interests in the case.

          (c) Except as directly caused by Landlord's gross negligence or willful misconduct, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk, of damage to property of Tenant or injury to persons, in, upon or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other persons in or about the Premises, Landlord shall not be liable for injury to Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause of such damages or injury, or for loss or damage to Tenant's business or other economic loss (whether direct or consequential), and for the injury or death to any persons in, on or about the Premises, except for damage or loss directly caused by Landlord's gross negligence or willful misconduct. Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, loss of profits, loss of income or any other form of consequential damage. Landlord shall not be liable for any damages arising from any act or omission of any other Tenant, occupant or use of the building and parcel of which the Premises are a part, nor from the failure of Landlord to enforce the provision of any other lease of the Building, or the rules of the Building and parcel of which the Premises are a part.

     23. TENANT'S INSURANCE.

          (a) Insurance required hereunder shall be issued by companies duly licensed to transact business in the State of California, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Section 23. Tenant shall cause to be delivered to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insured and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. If Tenant shall fail to procure and maintain the insurance required under this Section 23, Landlord may, but shall not be required to, procure and maintain the same, but at Tenant's expense.

          (b) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of
Section 13 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in and amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so

                               Page 20 of 29 Pages
insured. Upon termination of this lease following a casualty as set forth herein, the proceeds under Section (i) above shall be paid to Landlord and the proceeds under Section (ii) above shall be paid to Tenant.

          (c) Tenant shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting the following as Additional Insureds, LANDLORD, AND A&A PROPERTIES, INC. (THE "PROPERTY MANAGER") against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Landlords of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

          (d) Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Section.

     24. WAIVER OF SUBROGATION. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises and/or the Building, whether due to the negligence of Landlord or Tenant or their agents, employers, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     25. SUBORDINATION AND ATTORNMENT. Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground landlord of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust or to the interest of any lease in which Landlord is Tenant, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or Landlord or ground landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest. In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is Tenant, Tenant shall attorn to the purchaser, transferee or Landlord as the case may be, and recognize that party as Landlord under this Lease provided such party acquires and accepts the Premises subject to this Lease.

     26. TENANT ESTOPPEL CERTIFICATES. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

                               Page 21 of 29 Pages

     27. TRANSFER OF LANDLORD'S INTEREST. In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

     28. DEFAULT.

          (a) TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by
Tenant:

               (i) If Tenant abandons or vacates the Premises for more than thirty (30) days; or

               (ii) If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after written notice that such payment is due and payable; or

               (iii) If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

               (iv) If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

               (v) If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

               (vi) If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction. custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

               (vii) If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

               (viii) If Tenant is a partnership or consists of more than one
(1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs
(iv) through (vii) above.

          (b) REMEDIES. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

               (i) Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof and Tenant shall have no further claim to the Premises or under this Lease, in which event Landlord shall deliver written notice to Tenant of Landlord's termination of this Lease within two (2) business days of such termination; or

                               Page 22 of 29 Pages

               (ii) Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

               (iii) Reenter the Premises under the provisions of subparagraph (ii), above, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

     If Landlord reenters the Premises, under the provisions of subparagraphs
(ii) or (iii) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease (it is the intention of the parties that Landlord shall have the remedy described in California Civil Code Section 1951.4, which provides that a lessor may continue the lease in effect after a lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

     If Landlord terminates this Lease or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate Landlord's damages except to the extent required by applicable law. If Landlord has not terminated this Lease or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord is required to mitigate damages as provided herein: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled to seek from Tenant hereunder by the reasonable rental value of the Premises during such period. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

     Should Landlord elect to terminate this Lease under the provisions of subparagraph 28(b)(ii) or (iii) above, Landlord may recover as damages from Tenant the following:

                         (1) PAST RENT. The worth at the time of the award of
any unpaid Rent which had been earned at the time of termination; plus

                         (2) RENT PRIOR TO AWARD. The worth at the time of
the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                         (3) RENT AFTER AWARD. The worth at the time of the
award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

                               Page 23 of 29 Pages

                         (4) PROXIMATELY CAUSED DAMAGES. Any other amount
necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including reasonable attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker's commissions.

     "The worth at the time of the award" as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

     The waiver by any party Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

          (c) LANDLORD'S DEFAULT. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

     29. BROKERAGE FEES. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted in Section 2(m). Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

     30. NOTICES. All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

     31. GOVERNMENT ENERGY OR UTILITY CONTROLS. In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

                               Page 24 of 29 Pages

     32. PARKING. Tenant shall be allocated the number of parking spaces identified in Section 2(l). Tenant shall use the Building's parking facilities in common with other tenants of the Building upon terms and conditions as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other Tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and to reallocate and assign parking spaces among Tenant and the other tenants, to assign spaces for vanpool and carpool vehicles, and to alter, relocate, reduce or otherwise change the parking facilities and to take measures with respect to the parking area from time to time in order to comply with any applicable governmental ordinance, law or regulation. Landlord shall have the right, in addition to pursuing any other legal remedy available, to tow any vehicle belonging to Tenant or Tenant's employees which is not in compliance with the regulations for the parking facility then in effect if a violation continues after the first notice of such violation, at the expense of Tenant; nothing in this Lease, however, shall require Landlord to tow parked cars or take other actions to free occupied spaces for Tenant's use. Landlord shall not be liable for any claims, losses, damages, expenses or demands with respect to injury or damage to the vehicles of Tenant or Tenant's customers or employees that park in the parking areas of the Property, except for such loss or damage as may be caused by Landlord's gross negligence or willful misconduct, and Tenant agrees to indemnify, defend, protect and hold harmless Landlord from and against any such claim, loss, damage, demand, cost or expense, including without limitation, reasonable attorneys' fees and legal expenses.

     33. QUIET ENJOYMENT. Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

     34. OBSERVANCE OF LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

     35. BANKRUPTCY. If Tenant shall file a petition in bankruptcy under any Chapter of the Bankruptcy Act as then in effect, or if Tenant be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within sixty (60) days from the date thereof, or if a receiver or trustee be appointed of Tenant's property and the order appointing such receiver or trustee not be set aside or vacated within thirty
(30) days after the entry thereof, or if the Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall otherwise by operation of law devolve or pass to any person or persons other than Tenant, then and in any such event Landlord may, if Landlord so elects, with notice of such election, forthwith terminate this Lease, and notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in the amount provided in Section 28(b) above and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of damages recoverable under the provisions of this
Section 35.

     36. FORCE MAJEURE. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or

                               Page 25 of 29 Pages
hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this
Section 36 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

     37. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by
Landlord:

          (a) Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (i) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its constituent members; (ii) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its constituent members, or against any of their respective directors, officers, employees, agents, constituent members, beneficiaries, trustees or representatives; and (iii) in no event shall Landlord be liable to Tenant for special, indirect or consequential damages, including gross profits, arising hereunder.

          (b) No member, partner, stockholder, director, officer, employee or beneficiary or trustee (collectively, "Member") of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord);

          (c) No service of process shall be made against any Member of Landlord (except as may be necessary to secure jurisdiction over Landlord);

          (d) No Member of Landlord shall be required to answer or otherwise plead to any service of process;

          (e) No judgment will be taken against any Member of Landlord;

          (f) Any judgment taken against any Member of Landlord may be vacated and set aside at any time nunc pro tunc;

          (g) Except for the Building, no writ of execution will ever be levied against the assets of any Member of Landlord;

          (h) These covenants and agreements are enforceable both by Landlord and also by any Member of Landlord.

     38. CURING TENANT'S DEFAULTS. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

     39. SIGN CONTROL. Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10)

                               Page 26 of 29 Pages
days of written demand by Landlord.

     40. MISCELLANEOUS.

          (a) ACCORD AND SATISFACTION, ALLOCATION OF PAYMENTS. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

          (b) ADDENDA. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

          (c) ATTORNEYS' FEES. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

          (d) CAPTIONS, SECTIONS AND SECTION NUMBERS. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section and Section numbers refer to sections and Section numbers in this Lease.

          (e) CHANGES REQUESTED BY LENDER. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such charge or amendment is requested.

          (f) CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

          (g) CONSENT. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

          (h) CORPORATE AUTHORITY. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

          (i) COUNTERPARTS. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

          (j) EXECUTION OF LEASE; NO OPTION. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

                               Page 27 of 29 Pages

          (k) FURNISHING OF FINANCIAL STATEMENTS; TENANT'S REPRESENTATIONS. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with an audited financial statement reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

          (l) FURTHER ASSURANCES. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

          (m) MORTGAGEE PROTECTION. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

          (n) PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

          (o) RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

          (p) SEVERABILITY. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

          (q) SUCCESSORS AND ASSIGNS. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

          (r) TIME OF THE ESSENCE. Time is of the essence of this Lease.

          (s) NO CONSTRUCTION AGAINST DRAFTER. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. If the parties delete any provision appearing in the original draft of this Lease, this Lease will be interpreted as if the deleted language were never a part of this Lease.

          (t) WAIVER. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

          (u) COMPLIANCE. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, code ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this agreement including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

     The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

     No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a

                               Page 28 of 29 Pages
written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

     Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

     41. EXHIBITS AND ADDENDA. The exhibits and addenda listed below are incorporated by reference in this Lease:

         Exhibit A   -   Floor Plan showing the Premises.
         Exhibit A-1 -   Space Plan.
         Exhibit A-2 -   Site Plan of the Project.
         Exhibit A-3 -   Building Shell.
         Exhibit B   -   Work Letter Agreement.
         Exhibit C   -   Rules and Regulations.
         Exhibit D   -   Janitorial Specifications.
         Addenda     -   Paragraphs 42 - 50

     The parties hereto have executed this Lease as of the dates set forth below.


LANDLORD:                                      TENANT:

OATES/ALLEGHENY VENTURE I, LLC,                INSWEB CORPORATION,
A CALIFORNIA LIMITED LIABILITY COMPANY         A DELAWARE CORPORATION


BY:   /s/ Marvin L. Oates                      BY:  /s/ Mark P. Guthrie
    -------------------------------                ----------------------------
     MARVIN L. OATES                               MARK P. GUTHRIE
     MANAGER                                       PRESIDENT

DATE:  SEPTEMBER 19, 2000                      DATE:  SEPTEMBER 18, 2000
      -----------------------------                 ---------------------------



                               Page 29 of 29 Pages

                                 LEASE ADDENDUM

                          To that certain Office Lease

                          Dated as of SEPTEMBER 7, 2000

   Oates/Allegheny Venture I, LLC, a California limited liability company, as Landlord

                                       and

              INSWEB Corporation, a Delaware corporation, as Tenant


     42. SECURITY DEPOSIT/LETTER OF CREDIT. At Tenant's election, in lieu of delivering cash for the Security Deposit pursuant to Section 8 above, Tenant may elect to deliver to Landlord cash in the amount of Seventy Five Thousand Dollars ($75,000) and an irrevocable, unconditional and transferable letter of credit (the "Letter of Credit"), which shall be issued by and drawn upon a commercial bank with which Tenant has a business relationship (hereinafter referred to as the "Issuing Bank") and which Issuing Bank is reasonably acceptable to the Landlord and which Letter of Credit shall have a term of not less than one year, be in form and content reasonably satisfactory to Landlord, be for the account of Landlord and be in the initial amount of $1,625,000 and shall reduce annually as hereafter provided. The Letter of Credit shall provide that:

          (a) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

          (b) The Letter of Credit shall be automatically renewed, without amendment except for the reduction in the amount thereof as hereafter expressly set forth, for consecutive periods of one year each during the term of this Lease, unless Issuing Bank sends written notice (hereinafter referred to as the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it shall not renew such Letter of Credit;

          (c) Landlord, upon receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit which moneys shall be held by Landlord as a cash security deposit pursuant to the provisions of Section 8 above, pending the replacement of such Letter of Credit or Tenant's default under this Lease; and

          (d) Upon Landlord's sale of Landlord's interest in the Property, the Letter of Credit shall be transferable by Landlord as provided herein.

     In the event of a sale of Landlord's interest in the Property, Landlord shall have the right to transfer the Letter of Credit deposited hereunder to the purchaser and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said Letter of Credit to a new Landlord.

     Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Letter of Credit deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

     Landlord agrees that it will not draw down the proceeds of the Letter of Credit except in the event of a default by Tenant hereunder which continues after any required notice and the expiration of any applicable cure period or the receipt of notice of non-renewal of such Letter of Credit by the Issuing Bank without the Tenant

                               Page 1 of 4 Pages
having provided a substitute Letter of Credit at least seven (7) business days prior to the expiration date of the Letter of Credit upon substantially the same terms and conditions as the Letter of Credit.

     The Tenant shall be obligated to maintain a Letter of Credit meeting the requirements of this Section 42 during the Term of this Lease, provided, however, the amount available to be drawn under such Letter of Credit shall reduce as follows:

          Beginning of        Amount of          Balance of
             Month            Reduction        Letter of Credit
                                                 $1,625,000
              13              ($162,500)         $1,462,500
              25              ($146,250)         $1,316,250
              37              ($131,625)         $1,184,625
              49              ($118,463)         $1,066,163
              61              ($106,616)           $959,546
              73               ($95,955)           $863,592
              85               ($86,359)           $777,232
              97               ($77,723)           $699,509
              109              ($69,951)           $629,558
              121             ($629,558)                 $0

     In the event of an occurrence of a default under this Lease which exceeds the amount of One Hundred Thousand Dollars ($100,000), which is not cured or waived, the Letter of Credit shall not be reduced further and the Landlord shall have the right to draw upon the full amount of the Letter of Credit. If the full amount of the Letter of Credit is not required for the payment of any sum to which Landlord may become obligated by Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer as a consequence of any default by Tenant ("Excess Amount"), the balance of the proceeds drawn under the Letter of Credit shall be held by Landlord (together with any sums required to restore the amount held by Landlord to the amount required under Section 2(h) above) as a cash security deposit and shall be treated in accordance with the provisions of Section 8 above, provided that notwithstanding any other provision of this Lease, Landlord shall pay to Tenant monthly interest on such sum at the rate then payable by Bank of America on thirty (30) day certificates of deposit. Should Landlord draw upon the Letter of Credit in an Excess Amount, notwithstanding any other provisions of this Lease, Tenant shall not be required to maintain a Letter of Credit.

     The Issuing Bank may be a bank located outside of California in which event all costs and expenses of the Landlord in realizing upon such Letter of Credit, including without limitation travel outside of California, shall be a cost reimbursable to the Landlord under this Lease.

     Nothing in this Section 42 shall in any manner limit the liability of Tenant under this Lease, and Landlord is reserving all rights and remedies against Tenant in the event of a default by Tenant.

     43. ARBITRATION. Any controversy or claim arising out of or relating to this Lease or the breach of this Lease shall be settled by one arbitrator in accordance with the commercial rules of the American Arbitration Association. Judgement on the award rendered by the arbitrators may be entered in any court having jurisdiction over the dispute. The cost of the arbitration shall be paid by the losing party.

     The arbitrator's authority to grant remedies shall be limited to those remedies that could be granted or awarded by a judge of the superior court of the state of California, applying California law to the claims asserted. The arbitrator shall prepare and provide to the parties a written decision on all matters subject to the arbitration, including factual findings and the reasons that form the basis of the arbitrator's decision. The arbitrator shall not have the power to commit errors of law, and the award of the arbitrator shall be vacated or corrected for any such error or any other grounds specified in California Code of Civil Procedure Section 1286.2 or
Section 1286.6. The award of the arbitrator shall be mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The


                               Page 2 of 4 Pages
arbitration proceedings shall be reported by a certified shorthand court reporter. Written transcripts of the proceedings shall be prepared and made available to the parties.

     The parties shall each have the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, unlawful detainer, writ of possession, temporary protective order, or appointment of a receiver if the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief or if there is no other adequate remedy. This application shall not waive a party's arbitration rights under this Lease

     44. DISCLOSURES. The United States Congress has recently enacted the Americans with Disabilities Act. Among other things, this act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owner and Tenant should consult the attorneys and qualified design professionals of their choice for information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area. Various construction materials may contain items that have been or may, in the future, be determined to be hazardous (toxic) or undesirable and may need to be specifically treated/handled or removed. For example, some transformers and other electrical components contain PCB's and asbestos has been used in components such as fireproofing, heating, and cooling systems, air duct insulation, spray-on and tile acoustical materials, linoleum, floor tiles, roofing dry wall and plaster. Due to prior or current uses of the Property or in the area, the Property may have hazardous or undesirable metals, minerals, chemicals, hydrocarbons, or biological or radioactive items (including electric and magnetic fields) in soil, water, building components, above or below-ground containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may not leak or otherwise be released. Real estate agents have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary. Current or future laws may require clean up by past, present and/or future owners and/or operators. It is the responsibility of the Landlord and Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provision, if any, they may wish to include in transaction documents regarding the Property. Landlords are required under California Health and Safety Code Section 25915 at seq. to disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, co-owners, purchasers and tenants. Tenants have similar disclosure obligations. Landlords and Tenants have additional hazardous materials disclosure responsibilities to each other under California Health and Safety Code Section 25359.7 and other California laws. Consult your attorney regarding this matter.

     45. FLOOD. Tenant expressly acknowledges and assumes the risk that the Premises and improvements may be subject to flooding due to their location in a flood plain. Tenant unconditionally waives any flood-related property damage claim asserting liability on the part of the Landlord, Landlord's predecessors and successors-in-interest, the County of Sacramento or its officers, agents, or employees premised on the issuance of a permit for construction of the improvements, whether or not the issuance of this permit is due to the negligence of Landlord, Landlord's predecessors or successors, the City or its officers, agents or employees.

     46. JANITORIAL SERVICE. Tenant reserves the right to provide for Tenant's janitorial service within the Premises. In the event Tenant provides its own janitorial service and Landlord does not provide janitorial service to the Premises, Tenant shall be entitled to a credit against Base Rent in the amount of the market value of the janitorial services that Landlord is required to provide to the Premises under the terms of this Lease, as such market value is evidenced by Landlord's cost for janitorial services in similar buildings. If Tenant elects to provide its own janitorial service, Tenant shall contract directly with its janitorial company and shall be solely responsible for payment of the charges incurred. Tenant's janitorial service shall properly indemnify Landlord and Property Manager and provide evidence of liability and workers' compensation insurance. Tenant shall remain responsible for payment of its pro rata share of the cost of janitorial service and supplies attributable to the common areas. (Also refer to Exhibit D - Janitorial Specifications)

                               Page 3 of 4 Pages

     47. SIGNAGE. Landlord will allow Tenant fifty percent (50%) of the signage rights allowed by the County of Sacramento on two walls on the Building according to all applicable governmental rules and regulations. (Please see Exhibit A-2 for placement) Each sign shall not exceed one hundred forty (140) square feet and is subject to Landlord's prior written approval. Also see Paragraph 39. Tenant shall be responsible for the fabrication, installation and maintenance costs associated with its signage. Landlord shall furnish Tenant with building directory and suite signage consistent with the building standard, the cost of which shall be deducted from the tenant improvement allowance described in the Work Letter Agreement.

     48. AUXILLARY POWER. Tenant shall have the right to install an emergency electrical generator (and ancillary equipment) and related fuel storage tank in an area mutually acceptable to Landlord and Tenant. Also see Exhibit A-2 for placement.

     49. BROKERAGE FEES. BT Commercial and CB/Richard Ellis representing the Tenant and Buzz Oates Real Estate representing the Landlord. BT Commercial (with CB/Richard Ellis) shall be paid by Landlord a commission equal to 5% of the Base Rent payable for the first five (5) years of the initial Term, and two and one-half percent (2.5%) of the Base Rent payable for the second five
(5) years of the initial Term, which commission shall be payable upon the Commencement Date. Buzz Oates Real Estate, representative of the Landlord, shall be paid by Landlord per separate agreement. Such brokerage commissions shall be conditioned upon Landlord's receipt of the Security Deposit, and upon the occurrence of the Commencement Date of this Lease.

     50. SITE ENVIRONMENTAL DISCLOSURE. Landlord discloses to Tenant that the Property contains certain hazardous materials and environmental contamination. The Property has previously been the site of an environmental remediation supervised by the State of California Department of Toxic Substances and Control ("DTSC") which primarily related to remediation of lead found in the soil at the Property. Due to contamination which remains after such remediation activities, DTSC and a prior owner of the Property entered into that certain Covenant and Agreement, which was recorded against the Property on April 18, 1991 in the Official Records of Sacramento County at Book 91 04 18 and Page 344 (the "Environmental Agreement"). Landlord also discloses to Tenant that the Property may be located above groundwater which is contaminated with solvents generated by Aerojet's activities at its facility which is located near to the Property.

     The Environmental Agreement contains a number of covenants and restrictions related to the environmental condition of the Property. The Environmental Agreement requires that this Lease provide notice that the Property is subject to the Environmental Agreement, and specify that restrictions in the Environmental Agreement include, without limitation, that the Property may not be used for any of the following uses: a daycare center; a school for persons under the age of 18 years; a residence; a garden in which produce is grown for human consumption; and a community park.

LANDLORD:                                  TENANT:

OATES/ALLEGHENY VENTURE I, LLC,            INSWEB CORPORATION,
A CALIFORNIA LIMITED LIABILITY COMPANY     A DELAWARE CORPORATION


BY:   /s/ Marvin L. Oates                  BY:  /s/ Mark P. Guthrie
   --------------------------------           ---------------------------
     MARVIN L. OATES                           MARK P. GUTHRIE
     MANAGER                                   PRESIDENT

DATE: SEPTEMBER 19, 2000                   DATE: SEPTEMBER 18, 2000
      -----------------------------             -------------------------



                               Page 4 of 4 Pages

                                    EXHIBIT A

                         [FLOOR PLAN SHOWING THE PREMISES]

                                   EXHIBIT A-1

                                   [SPACE PLAN]

                                   EXHIBIT A-2

                            [SITE PLAN OF THE PROJECT]

                                   EXHIBIT A-3

                           GOLD RIVER CORPORATE CENTER
                  11290 PYRITES WAY, RANCHO CORDOVA, CALIFORNIA
                   DEFINITION OF "CORE AND SHELL" CONSTRUCTION


     1. BUILDING. All areas of the premises and all common areas shall be fully permitted by Landlord and in complete compliance with all local, state and federal building codes and regulations including the Americans with Disabilities Act necessary for occupancy as evidenced by the procurement of a Certificate of Occupancy. All areas within the Premises shall be broom clean and all systems serving and/or within the Premises shall be in good working order prior to the installation of Tenant's improvements.

     2. FOUNDATION AND STEEL FRAME. The foundation and steel brace frame are typical for a building of this size and character and have been designed in accordance with the soil and geological conditions of the site. The steel frame of the building has been professionally engineered consistent with all current codes, regulations and engineering practices. The concrete floors of the Premises are finished in accordance with the plans and specifications for the building supplied to Tenant to-date. Slab will need to be tested for moisture content prior to installation of flooring material. Depending on the specific flooring manufacturer's requirement for moisture content, the slab may have to be treated. The floor area of the premises are designed to accommodate a combined weight load of 80 lbs. per square foot on the second floor and 250 lb. per square foot on the ground floor. The building has been designed to accommodate a typical finished ceiling height of 9' above the finished concrete floor.

     3. WINDOW BLINDS. Landlord will require an interior window blind system installed at all exterior windows which shall conform to the specified standard for the building. Window blinds are not included in the Building shell definition.

     4. PERIMETER WALLS. The interior side of all perimeter exterior walls shall be unframed and uninsulated, in an "AS IS" condition. All columns and intermediate locations throughout the perimeter of the building and including all intermediate columns within the Premises shall NOT be improved.

     5. BUILDING CORE. Vertical shaft space shall be provided and identified, for the use of Tenant within the core to accommodate riser requirements for Tenant's private telephone, electrical, data and CTV systems. Existing risers consist of one (1) 4" diameter telephone and two (2) 1 1/2" diameter CTV conduits have been stubbed from the property line into the first and second floor electrical rooms.

     Typical floor passenger elevator lobbies shall have building standard flooring including tile in the ground floor lobby and walls taped, sanded, textured and painted. Tenant shall receive a credit for building standard carpet on the second floor lobby. Elevator lobbies also include fire rated doors and smoke detectors, (strobe lighting if required) and general lighting as required by code and otherwise designed and constructed to comply with 1994 Uniform Building Code and Uniform Fire Code. Utility room walls are fire taped and have VCT or concrete floors. The underside of the roof deck is not insulated.

     SEE ATTACHED SHEET "GOLD RIVER FINISH SCALE"

     All core walls facing Tenant areas shall be framed and ready to accept drywall. The building core of the Premises includes 7' height solid core birch wood veneer or metal doors, frames and hardware. Doors, frames and hardware are provided to all stairwells, toilet rooms and service lobbies (all doors which open to the exterior of the building core). All other doors are hollow metal or as designed.

     Vertical stairwell exit shafts shall be constructed as required by building code and inner wall surfaces are to be finished and painted. The stairs will include some type of epoxy coated treads. In addition, all stairwells will include necessary fire and life safety lighting, signage and other required items per applicable building code. SEE ATTACHED SHEET "GOLD RIVER FINISH SCALE"

                               Page 1 of 4 Pages

TOILET ROOMS

     Landlord shall provide women's and men's toilet rooms in compliance with all code requirements and recommendations for size and quantity including the Americans with Disabilities Act and consistent with details of design and finish developed by Landlord's architect finished in accordance with the plans and specifications for the building supplied to Tenant to-date. Men's and women's toilet room facilities are located on each floor of the building as follows.

(a)      First Floor - Men

                           Three (3) urinals
                           Two (2) standard water closet stalls
                           One (1) handicap accessible water closet stall One (1) handicap accessible shower
                           Four (4) lavatories (all handicap accessible)

(b)      First Floor - Women

                           Five (5) standard water closet stalls
                           One (1) handicap water closet stall
                           One (1) handicap accessible shower
                           Four (4) lavatories (all handicap accessible)

(c)      Second Floor - Men

                           Three (3) urinals
                           Two (2) standard water closet stalls
                           One (1) handicap accessible water closet stall Four (4) lavatories (all handicap accessible)

(d)      Second Floor - Women

                           Five (5) water closet stalls
                           One (1) handicap water closet stall
                           Four (4) lavatories (all handicap accessible)

     Fixture count has been sized for an overall office employee building of 670 based on the 1994 Uniform Plumbing Code. Each restroom shall have proper ventilation via the buildings HVAC system.) SEE ATTACHED SHEET " GOLD RIVER FINISH SCALE"

     6. HVAC SYSTEM. Landlord shall provide and operate a first class quality heating, ventilating and air conditioning system with service available on a year round basis in all occupied areas of the building. Fan rooms shall be located on each floor of the building, permitting Tenant to utilize after hours HVAC service on a floor by floor basis. All HVAC units shall be equipped with after hours (DDC) control and monitoring equipment. DESCRIPTION IS ATTACHED

     The building is designed for a water source heat pump system to heat and cool the occupied space. Individual zones will be served by horizontally mounted heat pump units located in the ceiling space. Since these units vary in size from 6.7 MBH cooling output to 120 MBH, the tenant improvement design has a high degree of flexibility in zone sizing.

     The horizontal heat pumps are served by a condenser water loop connected to a 250 ton cooling tower and an 1825 MBH input hot water boiler located in the mechanical enclosure, with two (2) 15 HP pumps supplying the

                               Page 2 of 4 Pages
loop. These variable speed pumps supply condenser water to the heat pumps as called for by the direct digital control system.

     Ventilation air is supplied through a variable speed pressurized duct system with roof mounted fans.

     Landlord will provide the condenser water loop, cooling tower, boiler and pumps, as a shell specification. Horizontal mounted heat pump units, after hours control devices and connection to water loop and duct system will be part of tenant improvement work.

     The entire system is designed for the utmost in flexibility, allowing zones as small as 1000 square feet and a very high degree of energy efficiency.

     The main HVAC systems and main dumps to each floor are to be a Landlord cost. Tenant will pay as part of Tenant's TI's for distribution to and through the Tenant's space. Landlord is responsible for distribution to all common areas on the second floor (i.e. restrooms, lobbies, etc...Landlord to provide to Tenant as an attachment to this lease the plans and specifications for the HVAC system.

     Tenant, upon obtaining Landlord's consent which shall not be unreasonably withheld or delayed, shall have rights to place additional HVAC equipment on the roof to service Tenant's personal HVAC systems for Tenant's computer room, Q/A lab and "net-op" center. Tenant shall be responsible for the cost of installing said equipment along with maintaining the roof where affected and for removing said equipment and restoring the roof at the expiration of the lease term.

     Tenant shall have the right, at Tenant's sole cost and expense, to install a backup generator complete with pad and conduit to the building as part of Tenant's tenant improvements.

     7. LIGHTING SYSTEM. Common areas, mechanical, electrical rooms are lighted as specified and installed by Landlord, in accordance with the Working Drawings for the Premises.

     8. ELECTRICAL AND POWER SYSTEMS. The main power service to the building is as follows.

2500 amp, 277/480 volt, 3-phase, 4 wire, single meter with main circuit breaker and GFP protection. Two (2) 200 amp, 277/480 volt panels, and one
(1) 200 amp 120/208 volt panel.  Two (2) 40 HP elevators.

Connected Loads:

         Mechanical Equipment                175kVA
         Elevators                            86kVA
         Lighting                             42kVA
         MISCELLANEOUS                        12kVA
         ------------------------------------------
         TOTAL                               315kVA            =        380 amps

     Exit signs and lights are a battery backed up.

     Tenant shall, at Tenant's sole cost and expense, have the right to bring electrical current to Tenant's signs on the exterior of the building in order to have the signs "back-lit" at night.

     9. FIRE AND LIFE SAFETY SYSTEMS. Base building fire and life safety systems meet all local codes and regulations and all requirements of Title 24 and the Americans with Disabilities Act and is capable of being extended beyond the core to the Premises with adequate capacity to accommodate standard tenant improvements.

     The shell and core building improvements include a fire sprinkler system, main loop (including "up T's and heads) and branch distribution piping, including mains. All laterals (down) drops and heads as required by local code and Tenant's final layout is NOT INCLUDED in the shell. Fire sprinkler system completed in core and stairwells as required by the 1994 Uniform Fire Code and the Sacramento County Fire Authority.

                               Page 3 of 4 Pages

     10. SECURITY SYSTEMS. The building shall have a fully operable security system with card readers at stairwell, selected interior doors and all selected perimeter door monitoring and alarm annunciation.

     11. ELEVATORS. Two (2) hydraulic elevators each with a 2,500 lb. capacity are complete and operating, complete with chrome doors. Elevators are manufactured by Dover and have an approximate speed of 125 feet per minute under full loading.

     All elevator cabs are in compliance with the Americans with Disabilities Act. (Please see attached plans and specifications.)

     12. PARKING. The parking area shall be fully illuminated and shall be operated fully illuminated after dark.

     13. Communications:

         Utilities to  the building are being serviced by:

         Electric,                S.M.U.D.
         Water                    Sacramento County Water District
         Natural Gas              P.G. & E.
         Storm Sewer              Sacramento County
         Sanitary Sewer           Sacramento County
         Cable TV                 Comcast Cable
         Fiber Optics             Pacific Bell and MCI Worldcom have both
                                  indicated interest in servicing the building.

                  Electrical and telephone rooms: please reference plan pages that identify the location, size and finishes and full specifications of the Landlord supplied electrical and telephone rooms on the second floor.

                  Windows: double paned windows. SEE ATTACHED SPECS


                               Page 4 of 4 Pages

                                    EXHIBIT B

                              WORK LETTER AGREEMENT


Ladies and Gentlemen,

     You (hereinafter called "Tenant") and we (hereinafter called "Landlord") are executing simultaneously with this Work Letter Agreement (the
"Agreement"), a written Office Lease (the "Lease") covering those certain premises more particularly described in Exhibit "A" to the Lease (the "Premises") in the building addressed at 11290 Pyrites Way, Rancho Cordova, California 95670.

     To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

     1. REPRESENTATIVES. Landlord hereby appoints Kevin Ramos as Landlord's representative to act for Landlord in all matters covered by this Agreement. Tenant hereby appoints John Cadigan as Tenant's representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement shall be related to Landlord's representative or Tenant's representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either Landlord or Tenant may change its representative at any time by written notice to the other.

     2. TENANT'S SPACE PLAN; THE WORK.

          (a) Tenant desires Landlord to perform certain leasehold improvement work in the Premises in substantial accordance with the plan or plans (collectively, the "Tenant Space Plan") prepared by Comstock Johnson dated September 8, 2000, a copy or copies of which is attached to the Lease as Exhibit A-1. Such work, as shown in the Tenant Space Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 3 below), shall be hereinafter referred to as the "Work". Not later than September 15, 2000, Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 8 below) because, in Landlord's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building; (d) would violate any governmental laws, rules or ordinances (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances; (f) would adversely affect the appearance of the Building; (g) might adversely affect another tenant's premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or Tenant Space Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises. Landlord shall be entitled to a payment of 5% of the cost

                               Page 1 of 5 Pages
associated with the completion of Tenant's buildout, which cost shall include architectural and engineering and similar fees and all costs associated with the construction of the space as charged by the general contractor selected to perform the Work. This payment is for the coordination and day to day supervision performed by Landlord's staff in completing Tenant's buildout. This payment shall be paid out of the "Allowance" (as defined herein).

     3. WORKING DRAWINGS. If necessary for the performance of the Work and not included as part of the Tenant Space Plan, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Tenant Space Plan and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 3 above. So long as the Working Drawings are consistent with the Tenant Space Plan, Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use, whichever method of approval Landlord may designate.

     4. PERFORMANCE OF THE WORK; ALLOWANCE. Landlord shall cause the Work to be performed using building standard materials, quantities and procedures then in use by Landlord ("Building Standards"), except as may be stated or shown otherwise in the Working Drawings. Landlord shall pay for a portion of the cost of Work in an amount not to exceed Twenty Five Dollars ($25) per square foot of the Useable Area of the Premises which is to be improved, as described in the Working Drawings) (the "Allowance"), and Tenant shall pay for the entire cost of the Work in excess of the Allowance. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Allowance specified above exceeds the cost of the Work. For purposes of this Agreement, the cost of the Work shall mean and include any and all costs and expenses of the Work, including, without limitation, the cost of the Working Drawings and of all labor (including overtime) and materials constituting the Work.

     5. AUTHORIZATION TO PROCEED. Landlord may proceed with the Work at any time after the execution of this Agreement and the completion of the Working Drawings, if applicable; provided, however, that Landlord, at it option, may request Tenant to execute and deliver to Landlord a separate written authorization (in the form then in use by Landlord) to proceed with the Work, in which event Tenant shall execute and deliver such written authorization within three (3) days after Landlord's request therefor, and, at Landlord's option, no Work shall be commenced until Tenant has executed and delivered to Landlord such authorization.

     6. COMPLETION AND RENTAL COMMENCEMENT DATE. Each of the following shall be deemed a "Tenant Delay" for the purposes of establishing the Commencement
Date:

               (i) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 3 above on or before the date stated in Paragraph 3;

               (ii) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 3 above;

               (iii) the failure of Tenant to comply with the requirements of Paragraph 5 above;

               (iv) the performance of any Additional Work (as defined in Paragraph 8 below) requested by Tenant or the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

               (v)   any other act or omission of Tenant that causes a delay.

     In the event that Landlord reasonably believes that a Tenant Delay has occurred which will result in the Commencement Date occurring more than six
(6) months after the Estimated Delivery Date, then Landlord shall have the right, in addition to any other remedy provided for in the Lease, to terminate the Lease upon written notice to Tenant and thereafter both parties shall be relieved of all obligations under the Lease thereafter accruing.

                               Page 2 of 5 Pages

     7. PUNCHLIST PROCEDURE. Upon Substantial Completion of the Leasehold Improvements, the Landlord and Tenant shall inspect the Premises and jointly prepare a punchlist of agreed upon items of construction remaining to be completed by Landlord. The parties hereby agree that during the first forty-five (45) days of Tenant's possession of the Premises, upon Tenant's request, the parties shall reinspect the Premises and jointly agree upon items to be added to the punch list. Landlord shall complete the items (except any long-lead items) set forth in the punchlist within thirty (30) days after such items have been set forth on the punchlist.

     8. ADDITIONAL WORK. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings, including without limitation, any change orders (the "Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost and expense, subject, however, to the following provisions of this Paragraph 8. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, which cost shall include a fee payable to Landlord in the amount of five percent (5%) of the total cost of such Additional Work as compensation to Landlord for monitoring the Additional Work and for administration, overhead and field supervision associated with the Additional Work (such fee being hereinafter referred to collectively as "Landlord's Additional Compensation"), and, concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work, including Landlord's Additional Compensation (as reflected in Landlord's statement of such cost), within five (5) days after Landlord's submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

     9. TENANT ACCESS. Landlord shall grant to Tenant a license to have access to the Premises during the fifteen (15) days prior to the date designated in the Lease for the commencement of the term of the Lease to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

          (a) Tenant shall give to Landlord a written request to have such access to the Premises not less than five (5) days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts and material purchase orders pertaining to Tenant's Pre-Occupancy Work; (iv) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (v) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (vi) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-Occupancy Work; and (vii) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.

          (b) Such pre-term access by Tenant and its representatives shall be subject to scheduling by Landlord.

          (c) Tenant's employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's agents in performing the Work and any Additional Work in the Premises, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to

                               Page 3 of 5 Pages
cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

          (d) Any such entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Premises or to property placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work or Additional Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to Landlord or requires the use of elevators during hours other than 7:00 a.m. to 6:00 p.m. on Monday through Friday (excluding holidays) or of other Building services, Tenant shall reimburse Landlord for such extra cost, and/or shall pay Landlord for such elevator service or other Building services at Landlord's standard rates then in effect.

     10. NO ROOF ACCESS. Tenant agrees that neither this Agreement nor the Lease grants Tenant any right of access to the roof of the Building. Should Landlord, in connection with this Agreement or the Lease, agree to mount equipment of any nature on the Building roof, such equipment shall, at Landlord's option, either be maintained and installed by Landlord, or maintained and installed under Landlord's direction, unless this Agreement expressly provides otherwise, all at Tenant's expense. Should this Agreement or the Lease permit Tenant to install any equipment on the roof, any modifications to the roof or the roof's structure to accommodate that equipment shall be made at Tenant's sole cost and expense.

     11. EXCESSIVE LOADS. Tenant agrees that should the nature of its layout or any of its equipment, fixtures or furnishings to be placed in the Premises place a burden in excess of the Building's designed load, Tenant agrees to pay Landlord the cost of any modifications to the Building necessary to accommodate Tenant's furniture, furnishings or layout, as well as any design, engineering or other professional fees incurred by Landlord in connection with such modifications.

     12. LEASE PROVISIONS. Unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning assigned to them in the Lease. The terms and provisions of the Lease, insofar as they are applicable to this Agreement are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                               Page 4 of 5 Pages

     13. ALTERATIONS. Any alterations or improvements desired by Tenant after Landlord's delivery of the Premises shall be subject to the provisions of Paragraph 13 (entitled "Alterations and Additions") of the Lease.

     If the foregoing correctly sets forth our understanding, please sign this Agreement where indicated below.

LANDLORD:                                  TENANT:

OATES/ALLEGHENY VENTURE I, LLC,            INSWEB CORPORATION,
A CALIFORNIA LIMITED LIABILITY COMPANY     A DELAWARE CORPORATION


BY:  /s/ Marvin L. Oates                   BY: /s/ Mark P. Guthrie
    ------------------------------            --------------------------
     MARVIN L. OATES                          MARK P. GUTHRIE
     MANAGER                                  PRESIDENT

DATE: SEPTEMBER 19, 2000                   DATE: SEPTEMBER 18, 2000


                               Page 5 of 5 Pages

                                    EXHIBIT C

                              RULES AND REGULATIONS


     1. No sign, placard, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed, or inscribed at the expense of Tenant by a licensed and insured sign company approved by Landlord.

     2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows that may appear unsightly from outside of the Premises.

     3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

     4. Landlord will provide a central directory for the Building. Each tenant's name and suite number shall be printed on an equally sized strip in the directory. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

     5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring or for any damage to any tenant's property by the janitor or any other employee or any other person.

     6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

     7. Landlord will furnish Tenant, free of charge, with four card reader access cards per thousand usable feet leased. Additional or replacement cards may be purchased from the Landlord for $10.00 per card. Tenant shall provide Landlord with the name of each employee issued an access card prior to delivery of the card. Tenant shall notify Landlord immediately of any lost or stolen access card so that the access privileges to that card may be deleted from the system. Tenant shall return to Landlord all access cards upon the earlier of the termination of the Lease or vacating the Premises.

     8. If Tenant requires telegraphic, telephonic, burglar alarm, antenna, satellite dish or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. Tenant shall supply Landlord with specifications and drawings of the item to be installed and the manner in which it will be installed and any other

                               Page 1 of 4 Pages
documentation Landlord may require. Landlord reserves the right to prohibit the installation of any such item at Landlord's sole discretion.

     9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture and other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or materials other than those limited quantities necessary for the operations or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations, nor shall Tenant bring into or keep on or about the Premises any birds or animals.

     11. Tenant shall not use any method of heating or air-conditioning other than supplied by Landlord. Heating and air conditioning shall be supplied by Landlord between 7:00 AM and 6:00 PM Monday through Friday and 8:00 AM through 1:00 PM on Saturday, holidays excluded. Tenant may override the HVAC system for additional heating and cooling outside of the established hours. This usage is electronically monitored and will be billed to the tenant at a reasonable cost.

     12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor and exterior doors closed and shall close window coverings at the end of each business day.

     13. Landlord reserves the right, exercisable without notices and without liability to Tenant, to change the name and street address of the Building.

     14. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 am the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the floors or by other appropriate action.

     15. Tenant shall close and lock the doors of the Premises and entirely shut off all water facets or other water apparatus, the electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for non-compliance with this rule.

     16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be

                               Page 2 of 4 Pages
thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

     17. Tenant shall not sell, or permit the sale at retail, of newspaper, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's lease.

     18. Tenant shall not install any radio or television antenna, loudspeaker or other devise on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

     19. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     20. Tenant shall not install, maintain or operate upon the Premises any vending machine without written consent of Landlord.

     21. Canvassing, soliciting and distribution of handbills or any other materials, and peddling in the Building, Project, and Parking Lots are prohibited and each tenant shall cooperate to prevent it.

     22. Landlord reserves the right to exclude or expel from the Building any person who, in the Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

     23. Tenant shall store all its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     24. The Premises shall not be used for storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriter's Laboratory approved microwave ovens and equipment or brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use in accordance will all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

     25. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other materials handling equipment as Landlord any approve. Tenant shall not bring any other vehicles of any kind into the Building.

     26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     29. The requirements of tenant will be attended to only upon appropriate application to the owner's designated representative by an authorized individual. Employees of Landlord shall not perform any work or do

                               Page 3 of 4 Pages
anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

     30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not park its vehicles in any parking space marked for short term parking for longer than the designated time restriction. Tenant shall abide by any parking program which the Landlord may from time to time institute. Except while using the Premises, Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or no-motor driven bicycles or four-wheeled trucks.

     31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules & Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     32. These Rules and Regulations are in addition to, and shall not be construed to or in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

     34. Tenant shall be responsible for the observances of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                               Page 4 of 4 Pages

                                    EXHIBIT D

                            JANITORIAL SPECIFICATIONS
                             CONTRACT SPECIFICATIONS
                                11290 PYRITES WAY
                           RANCHO CORDOVA, CALIFORNIA


DAILY:

1.   Empty and clean all trash containers and dispose of all trash and rubbish.

2. Clean and maintain in a sanitary and odor-free condition all floors, wash mirrors, basins, toilet bowls, and urinals.

3. Furnish and replenish all toilet room supplies (including soap, towels, seat covers, toilet tissue, and sanitary napkins).

4.   Change light bulbs and tubes as necessary (owner to furnish and replenish).

5. Sweep or dust-mop all hard surface floors, and carpet sweep all carpeted areas, including stairways and halls. (Offices with hard surface floors in a public lobby area shall be damp-mopped daily).

6. Remove finger marks and smudges from all glass doors. 7. Specifically check, and if needed, then:

     >> Dust the tops of all furniture, counters, cabinets, and windowsills, (which are free of interfering objects).

     >>   Remove spots and / or spills from the carpets, floors, and stairways.

     >>   Change all light bulbs (provided by owner) at or below a height of 9'.

As needed, but not less frequently than:

TWICE WEEKLY: Vacuum all carpets.

WEEKLY:

1.   Damp-mop all hard surface floors.

2. Dust all window blinds.

3. Treat stainless steel fountains and sinks to eliminate stains and mineral deposits.

4. Spot clean the walls.

SEMI-ANNUALLY:

Wash exterior windows

ANNUALLY:

1.   Wash interior windows

2. Clean carpets.


                               Page 1 of 1 Pages

                         FIRST AMENDMENT TO OFFICE LEASE

This First Amendment is made part of and incorporated into the Office Lease ("Lease") dated September 7,2000 between Oates/Allegheny Venture I, LLC and InsWeb Corporation and shall be effective as of September 27, 2000.

In consideration of the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

The table in Section 42 of the Lease Addendum regarding the reduction on the amount of the Letter of Credit shall be deleted and the following table inserted in its stead:

                              Amount of          Balance of
         December 1           Reduction        Letter of Credit
                                               $1,625,000
            2001            ($162,500)         $1,462,500
            2002            ($146,250)         $1,316,250
            2003            ($131,625)         $1,184,625
            2004            ($118,463)         $1,066,163
            2005            ($106,616)           $959,546
            2006             ($95,955)           $863,592
            2007             ($86,359)           $777,232
            2008             ($77,723)           $699,509
            2009             ($69,951)           $629,558
            2010            ($629,558)                 $0



Except as expressly modified by this First Amendment, the Lease remains unchanged and in full force and effect.


Landlord:                                  Tenant:

OATES/ALLEGHENY VENTURE I, LLC,            INSWEB Corporation,
a California limited liability company     a Delaware corporation


By: /s/ Marvin L. Oates                    By: /s/ Mark P. Guthrie
   ------------------------------             -----------------------------
          Marvin L. Oates                          Mark P. Guthrie
              Manager                                President

Date:  September 29, 2000                  Date: September 28, 2000
     ----------------------------               ---------------------------